SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2001

UNITED AUTO GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12297	22-3086739

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13400 Outer Drive West

Detroit, MI		48239

(Address of Principal Executive Offices)		(Including Zip Code)

313-592-7311
(Registrant’s Telephone Number, Including Area Code)

SIGNATURES
EXHIBIT INDEX
Press Release

Item 7. Financial Statements and Exhibits

Exhibit 99.1 - Press Release of United Auto Group, Inc. (the “Company”), dated May 8, 2001.

Item 9. Regulation FD Disclosure

On May 8, 2001, United Auto Group, Inc. issued a press release announcing that it will hold its Annual Stockholders Meeting at the offices of United Auto Group, Inc., One Harmon Plaza, 9th Floor, Secaucus, New Jersey on Wednesday, May 16, 2001 at 9:00 a.m., local time. In conjunction with this meeting, the Company will post the presentation from the Stockholders Meeting on its web site, www.unitedauto.com, beginning May 16th and for the following 60 days. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2001	United Auto Group, Inc.

	By:	/s/	Robert H. Kurnick, Jr.

Robert H. Kurnick, Jr.
	Its:		Executive Vice President

EXHIBIT INDEX

Exhibit	Description of Exhibit	Sequential Page

Number		Number

Exhibit 99.1	Press Release of United

Auto Group, Inc., dated May

8, 2001